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                                                                    EXHIBIT 10.6


             RECOGNITION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
             -----------------------------------------------------

     This Agreement is made as of this 26th day of December, 1995, between HISTORIC BOOTT MILL LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and SPACETEC IMC CORPORATION, a Massachusetts corporation ("Sublessee").

     Reference is made to the following facts:

     A. Pursuant to a certain Lease (the "Original Lease") dated as of February 9, 1990, Boott Mills Limited Partnership ("BMLP"), as landlord, leased to Alliance Technologies Corporation ("Alliance"), as tenant, certain premises (the "Leased Premises") containing approximately 54,425 rentable square feet of space in the building known as the Boott Mill South Building (the "Building") located at 100 Foot of John Street, Lowell, Massachusetts.

     B. Landlord is successor to BMLP as owner of the Building and landlord under the Original Lease.

     C. TRC Environmental Corporation ("Sublessor") is the successor by merger to Alliance and is the current holder of the tenant's interest under the Original Lease.

     D. Pursuant to a certain First Amendment to Lease dated July 27, 1994, and a certain Second Amendment to Lease dated December 15, 1995, Landlord and Sublessor have amended the Original Lease (the Original Lease, as so amended, is hereinafter referred to as the "Lease").

     E. Pursuant to a certain Sublease (the "Sublease") dated as of December 26, 1995, Sublessor is subleasing to Sublessee a portion of the Leased Premises containing approximately 33,323 rentable square feet of space consisting of approximately 20,870 rentable square feet on the third floor of the Building and 12,453 rentable square feet on the fourth floor of the Building (the "Subleased Premises").

     F. As an inducement for Sublessee to enter into the Sublease, Sublessee has requested, and Landlord has agreed to provide, the recognition and non-disturbance protections set forth below, and Sublessee has agreed to attorn to Landlord in the event Landlord succeeds to the interest of Sublessor under the Sublease on the terms and conditions set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the parties agree as follows:

     1. Landlord hereby consents to the Sublease and agrees that, except as otherwise expressly permitted by the terms of the Sublease and notwithstanding any conflicting provisions of the Lease, in the event of any termination or cancellation of the Lease for any reason whatsoever, the Sublease shall not be terminated and shall continue in full force and effect, nor shall the Sublessee's use, possession, or enjoyment of the Subleased Premises in accordance with the terms of the Sublease (including, without limitation, Sublessee's rights under Paragraph 19 of the Sublease with respect to the assignment and subletting) and this Agreement be interfered with, nor shall the leasehold estate or the rights or privileges granted by the Sublease be adversely affected in any other manner pursuant to the exercise of any rights or remedies of Landlord as a result of any such termination or cancellation of the Lease. Without limiting the generality of the foregoing, Landlord agrees that the rights and obligations of the Sublessee with respect to the Subleased Premises are and shall be as set forth in the Sublease and in this Agreement and not in the
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Lease, and that Sublessee's rights under the Sublease shall not be limited, nor shall its obligations thereunder be enhanced, by the terms of the Lease.

     2. Landlord hereby agrees that upon the expiration, cancellation or other termination of the Lease for any reason whatsoever, Landlord will recognize and give effect to the Sublease and shall succeed to the interest of Sublessor thereunder as if the Sublease were a direct sublease between Landlord, as sublessor thereunder, and Sublessee, as sublessee thereunder, provided, however, that in such case Landlord's obligations to Sublessee and Landlord's obligations with respect to services to the Subleased Premises and the Common Areas (as defined below) for the benefit of Sublessee shall be those obligations set forth in the Lease and this Agreement, and not those set forth in the Sublease. Furthermore, in the event that Landlord recognizes and gives effect to the Sublease and succeeds to the interest of Sublessor thereunder, Sublessee shall attorn to and recognize Landlord as its sublessor for the remainder of the unexpired term of the Sublease upon the provisions contained in the Sublease and in this Agreement to be performed and observed by Sublessee (and not upon the terms and provisions contained in the Lease to be performed by Tenant); provided, however, that Sublessee shall be under no obligation to pay rent to Landlord until Sublessee receives written notice from Landlord that Landlord is entitled to receive the rents payable under the Sublease and Landlord hereby agrees to indemnify Sublessee and hold Sublessee harmless from all liability, costs and expenses, including, without limitation, reasonable attorneys' fees, arising out of any claims made by Sublessor with respect to any rents paid by Sublessee to Landlord at Landlord's direction. Such recognition and attornment shall be self-operative and shall be effective without the execution of any further instrument on the part of either party; however, Sublessee and Landlord shall execute, upon the written request of either party, an instrument confirming such recognition and attornment. For purposes of this Agreement, the terms and conditions of Sublessee's rights to use and occupy the Subleased Premises and Landlord's obligations with respect thereto pursuant to any recognition and attornment in accordance with this Paragraph 2 are hereinafter referred to as the "Attorned Sublease".

     3. Landlord agrees to give to Sublessee notice of any default by Sublessor in the performance of any obligations of Sublessor under the Lease that would entitle Landlord, under the terms of the Lease or by law, to be relieved of its obligations with respect to the Subleased Premises or to terminate the Lease. Furthermore, Landlord agrees that it will take no steps to terminate the Lease on account of any default by Sublessor thereunder without first affording Sublessee a reasonable opportunity to cure, or to commence to cure and diligently proceed to complete to cure, any such default by Sublessor, but Sublessee will not be under any obligation to do so. The provisions of this
Section 3 are in addition to, and not in limitation of, the rights and benefits which Sublessee derives from the Sublease and other sections of this Agreement.

     4. Landlord hereby agrees that it will promptly and faithfully perform all of its obligations under the Lease with respect to or otherwise affecting the Subleased Premises and those common areas and facilities of the Building and Property (as defined in the Lease) which Sublessee is entitled to use as appurtenant to its use and occupancy of the Subleased Premises, including, without limitation, the obligation to provide repairs, replacements, maintenance, utilities, and other services. Landlord agrees to perform all such obligations directly for the benefit of Sublessee arising from and after the commencement date ("Commencement Date") of the Sublease and Landlord further agrees that Sublessee may (a) look directly to Landlord for performance of such obligations and (b) exercise any and all remedies granted to Sublessor (as tenant under the Lease) arising as a result of the failure of Landlord to perform any of such obligations. Notwithstanding the foregoing recognition, Landlord hereby agrees that Sublessee shall not be liable for any act or omission of Sublessor, nor shall Sublessee be subject to any claim which Landlord might have against Sublessor. Landlord further agrees that it shall look solely to Sublessor (and not Sublessee), with respect to any claims, losses, liabilities and damages suffered by Landlord and which (c) arose out of or in connection

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with the Lease and/or the Subleased Premises and (d) occurred or accrued prior to the Commencement Date. In the event Landlord succeeds to the interest of Sublessor under the Sublease as provided in this Agreement, Landlord agrees to continue to perform such obligation.

     5. Landlord hereby consents to the exercise of any rights or remedies granted to Sublessee under the Sublease and/or this Agreement as a result of any failure by Landlord or Sublessor to perform their respective obligations under the terms of the Lease or the Sublease or the terms of this Agreement.

     6. Landlord agrees that whenever its consent or approval is required under the terms of the Sublease, such consent or approval shall not be unreasonably withheld or delayed.

     7. Landlord hereby acknowledges that under the Sublease, Sublessor has agreed that the rights granted to the Sublessee under the Sublease shall not be diminished, nor shall any monetary obligations of Sublessee accruing under the Sublease be increased, by or through any subsequent amendment of the Lease.

     8.   Landlord hereby certifies to Sublessee as follows:

          (a) The Lease as described in Recital Paragraphs A through D above, is the entire agreement between Landlord (or any affiliated party) and Sublessor (or any affiliated party) pertaining to the Leased Premises and the use and occupancy thereof. There are no other amendments, modifications, supplements, arrangements, side letters of understanding, oral or written of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease or otherwise between Landlord and Sublessor that relate to the Leased Premises, the use and occupancy thereof, or the Lease.


          (b) Landlord is not in default in the performance of any of its obligations under the Lease, and to Landlord's best knowledge, Sublessor is not in default in the performance of any of its obligations under the Lease; Landlord has not given Sublessor any notice of a default on the part of the tenant under the Lease which has not been cured; and Landlord has not received from Sublessor any notice of a default on the part of Landlord under the Lease which has not been cured.

          (c) Landlord hereby represents and warrants to Sublessee that Landlord is not insolvent and is able to pay its debts and other obligations as they come due; it has not declared bankruptcy or filed a petition to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; it has no present intention of doing so; no such proceeding has been commenced against Landlord seeking such relief; and Landlord has no knowledge that any such proceeding is threatened.

     9. Notwithstanding any provision in the Lease or Sublease to the contrary, Landlord hereby agrees for the benefit of Sublessee as follows:

     (a) Sublessee is hereby granted the options to extend its right to use and occupy the Subleased Premises beyond the scheduled expiration date of the Sublease, for two successive periods

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          of one year each (each, an "Extended Term") provided that, at the time of exercise of each such option and at the time of commencement of each such Extended Term, Sublessee is not then in default of any of its obligations under the Sublease or this Agreement continuing beyond any applicable notice, grace or cure period. To exercise each such option, Sublessee shall give written notice thereof (an "Extension Notice") to Landlord not more than nine (9) nor less than three (3) full calendar months prior to the scheduled expiration of the term of the Sublease or the first Extended Term, as the case may be. Upon such exercise, Sublessee shall automatically be entitled to use and occupy the Subleased Premises for the applicable Extended Term on the terms and conditions of the Attorned Sublease; except that following Sublessee's exercise of its option for the second Extended Term, Sublessee shall have no additional option or right to further extend the term.

     (b)  (i)    Sublessee is hereby granted a right of first offer to enter into a direct lease for any First Offer Space (as defined in the Lease) that hereinafter becomes available in the Building on the same terms and conditions as if Paragraphs 36 and 38 of the Lease were incorporated into and made a part of this
                 Agreement, except that all references in such Paragraphs 36 and
                            -----------
                 38 to "Landlord", "Tenant", "Lease" and "Premises", respectively, shall be deemed to refer to Landlord, Sublessee, Attorned Sublease and Subleased Premises, respectively.

          (ii) Landlord further acknowledges and agrees that Sublessee's right of first offer rights under this Paragraph 9(b) shall be superior to any and all right of first offer rights of Sublessor as tenant under the Lease.

     (c) Sublessee, its agents, contractors, employees and invitees, shall have access to the Subleased Premises 24 hours per day, seven days per week, subject only to Landlord's security arrangements in effect from time outside of Building Operating Hours (as defined in the Lease).

     (d) Landlord hereby agrees that without Landlord's consent, Sublessee may, at its expense, make interior non-structural alterations to the Subleased Premises which satisfy the standards set forth in the last two lines of Paragraph 9 of the Sublease.

     (e) Landlord hereby represents that no mortgage, deed of trust or other instrument in the nature of a security interest or lien currently encumbers the Property. Sublessee shall not be required to subordinate its interests under the Sublease, this Agreement or the Attorned Sublease to any future mortgage or similar lien unless Sublessee receives from the lender a nondisturbance and attornment agreement reasonably satisfactory to Sublessee.

     (f) Sublessee shall have the right to install exterior signage, subject only to Landlord's reasonable approval of the design thereof, and provided that Sublessee complies with all applicable zoning and signage regulations of the City of Lowell and all requirements of the National Trust for Historic Preservation.

     (g) Landlord shall provide Sublessee, at no cost to Sublessee, not less than 1,000 square feet of storage space at a location within the Building reasonably accessible to Sublessee.

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     (h)  (i)    Landlord hereby grants to Sublessee the exclusive right to use, at no cost to Sublessee, twenty (20) surface parking spaces on the Property (the "Landlord Surface Parking Spaces"); such Landlord Surface Parking Spaces are in addition to those parking spaces to which Sublessee is entitled pursuant to the Sublease (i.e., 100 spaces; the "Sublease Parking Spaces" Landlord hereby agrees that such 100 Sublease Parking Space shall be located in the John Street Garage). In addition to the Landlord Surface Parking Spaces and the Sublease Parking
                 Spaces, Landlord shall, at Sublessee's request from time to time, provide Sublessee with additional parking spaces in either the John Street Garage or the Aoyette Garage on French Street, provided, however, that Sublessee shall reimburse Landlord for Landlord's actual out-of-pocket costs (i.e., without overhead or any administrative fee) of renting such additional garage spaces.

          (ii) Landlord hereby further agrees that Sublessee's parking rights under this Paragraph 9(h) shall be superior to the parking rights of any new tenants of the Building; and that Landlord shall use its first efforts to ensure that all of the Sublease Parking Spaces and the additional municipal spaces requested by Sublessee shall be located in the so-called John Street Garage.

     (i) Landlord hereby agrees to cooperate fully with Sublessor in order to facilitate Sublessor's moving out of the fourth floor of the Building prior to January 24, 1996, and thereby to enable a limited number of Sublessee's employees to begin occupancy of a portion of the Subleased Premises on January 24.

     (j) In addition to the 1,000 square feet of storage space described in Paragraph 9(g) above, Sublessee shall be entitled to use the space next to the loading dock of the Building for storage purposes, at no cost to Sublessee, provided, however, that Sublessee may not use such space for storage purposes in any way that would block reasonable access through such space.

     (k) Landlord hereby agrees that so long as Sublessee is not in default under the Sublease or this Agreement beyond any applicable notice, grace or cure period, Sublessee may, without Landlord's prior consent, sublease portions of the Sublease Premises to third parties so long as the business conducted by such third parties is similar or substantially similar to the Sublessee's use of the Subleased Premises.

     10. All notices, demands, or requests, and responses thereto required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, by facsimile, sent postage prepaid by certified mail, return receipt requested or by any recognized overnight mail delivery service, addressed as follows:

     If to Landlord:        Historic Boott Mill Limited Partnership
                                   200 Foot of John Street
                                   Lowell, Massachusetts 01852-1126
                                   Attention: President
                                   Fax: (508) 452-6189

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     If to Sublessee:       Spacetec IMC Corporation
                                 600 Suffolk Street
                                 Lowell, Massachusetts 01854
                                 Attention: Chief Financial Officer
                                 FAX: (508) 970-0199

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                           From and after Commencement Date:
                           ---------------------------------

                           Spacetec IMC Corporation
                           Boott Mill South
                           100 Foot of John Street
                           Lowell, Massachusetts 01852
                           Attention: Chief Financial Officer
                           Fax: (508) 970-0199

     with a copy to:   Lynnette Fallon, Esquire
                           Palmer & Dodge
                           One Beacon Street
                           Boston, MA  02108

or to such other address as Landlord or Sublessee may designate in writing. All such notices shall be deemed delivered upon the earlier to occur of (a) the date when actually received or refused by the other party; (b) the third business day after deposit in the United States mail; (c) the next business day after delivery to a recognized overnight delivery service; or (d) upon the facsimile transmission thereof during normal business hours provided such transmission provides evidence of receipt.

     11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

     12. This Agreement and the Sublease contain the entire understanding between the parties hereto with respect to the matters covered hereby and may not be modified except by a written instrument duly executed by the party against which such modification is sought to be enforced.

     13. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

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EXECUTED UNDER SEAL as of the day and year first above written.



     Sublessee:             SPACETEC IMC CORPORATION



                            By /s/ Linda S. Linsalata
                              -----------------------
                             Its CFO



     Landlord:              HISTORIC BOOTT MILL LIMITED PARTNERSHIP
                            By Historic Boot Mill, Inc.
                             Its General Partner


                            By /s/ Robert Foley
                              -----------------
                             Its President

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